Exhibit 4.34B

Execution Copy

SECOND AMENDING AGREEMENT

TO THE AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 31, 2008

among

EVEREADY ENERGY SERVICES CORP.,

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

-and-

GE CANADA ASSET FINANCING HOLDING COMPANY,

as Agent and Lender,

-and-

CANADIAN IMPERIAL BANK OF COMMERCE,

as Agent nominee and Lender,

-and-

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

-and-

BANK OF MONTREAL AND CANADIAN IMPERIAL BANK OF COMMERCE,

as Co-Syndication Agents

-and-

BANK OF NOVA SCOTIA,

as Documentation Agent

July 27, 2009

SECOND AMENDING AGREEMENT

TO THE AMENDED AND RESTATED

CREDIT AGREEMENT DATED DECEMBER 31, 2008

THIS AMENDING AGREEMENT is made effective as of July 27, 2009 (the “Second Amendment Date”),

BETWEEN:

EVEREADY ENERGY SERVICES CORP.,

as Borrower

- and -

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

- and -

GE CANADA ASSET FINANCING HOLDING COMPANY,

as Agent and Lender,

-and-

CANADIAN IMPERIAL BANK OF COMMERCE,

as Agent nominee and Lender,

-and-

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders

PREAMBLE:

A.                                   Pursuant to the Amended and Restated Credit Agreement dated as of December 31, 2008 between Eveready Energy Services Corp., as Borrower (the “Borrower”), the other Credit Parties signatory thereto, GE Canada Asset Financing Holding Company, as Agent and Lender, and the persons signatory thereto from time to time as the Lenders and individually as a Lender, as amended by a first amending agreement dated April 24, 2009 (as amended, the “Credit Agreement”), the Lenders agreed, inter alia, to provide to Borrower the Loans.

B.                                     Effective July 31, 2009 GE Canada resigns in its capacity as Agent under the Credit Agreement and GE Canada has, on behalf of the Lenders, appointed CIBC as the successor Agent.

C.                                     The parties wish to amend the Credit Agreement on the terms and conditions provided in this Second Amending Agreement (the “Second Amending Agreement”).

AGREEMENT:

In consideration of the premises, the covenants and the agreements herein contained, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties agree as follows:

1.                                     Definitions.  Capitalized terms used in this Second Amending Agreement will, unless otherwise defined herein, have the meaning attributed to such terms in the Credit Agreement, as amended by this Second Amending Agreement.  Commencing the date hereof, the Credit Parties and Lenders acknowledge that for the purposes of the Credit Agreement, this Second Amending Agreement shall be deemed a “Loan Document”.

2.                                     No Waiver. Except as specifically set out herein, this Agreement shall not constitute an agreement, waiver or consent to any event, circumstance, matter or thing and is without prejudice to any of the rights or remedies of the Lenders under the Credit Agreement or any Loan Documents with respect thereto, and shall not extend to any other matter, provision or breach of, or Default or Event of Default under, the Credit Agreement.

3.                                     Consent: The Lenders hereby consent to the following:

(a)           the Change of Control triggered by the Clean Harbors Acquisition;

(b)                                 the amalgamation of the Corporation and a direct or an indirect subsidiary of Clean Harbors immediately following the acquisition by such subsidiary of all of the outstanding common shares of the Corporation; and

(c)                                  the repayment of the Debentures using the proceeds of the Debenture Repurchase Facility subject to the following conditions:

(i)                                     the proceeds of the Debenture Repurchase Facility shall be used by the Borrower (and, to the extent distributed to them by the Borrower each other Credit Party) solely to fund the repayment of the Debentures;

(ii)                                  interest payable on the Debenture Repurchase Facility shall be solely “paid in kind” by being added to the principal amount of the Debenture Repurchase Facility; and

(iii)                               the receipt by the Agent of an executed copy of a subordination and postponement agreement between the Agent and Clean Harbors by which Clean Harbors subordinates all indebtedness, liabilities and obligations to the Agent and the Lenders.

The Lenders hereby waive any Default or Event of Default under Sections 7.1, 10.1(b) or 10.1(l) that may have occurred pursuant to the Loan Documents solely due to the Clean Harbors Acquisition or the Debenture Repurchase Facility.

4.                                       Expiration of Consent. Unless otherwise agreed upon by all the Lenders in their sole discretion, the foregoing consent shall expire on November 30, 2009, at which point if an Event of Default has occurred, such Event of Default can only be waived by all the Lenders in their sole discretion.

5.             Agency Amendments. Effective as of July 31, 2009, the Credit Agreement is amended as follows:

(a)           The preamble on Page 1 of the Credit Agreement is hereby deleted in its entirety and replaced with:

“This Amended and Restated Credit Agreement (this “Agreement”), dated as of December 31, 2008, among EVEREADY ENERGY SERVICES CORP., a corporation incorporated under the laws of Alberta (“Borrower”), the other Credit Parties signatory hereto, and CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC” or “Agent”), for itself as Lender and Agent, Bank of Montreal, Canadian Western Bank, GE Canada Asset Financing Holding Company, ABN Amro Bank N.V., The Toronto Dominion Bank, The Bank of Nova Scotia, Wells Fargo Financial Corporation Canada and AIB Debt Management, Limited, as Lenders, and the other Lenders signatory hereto from time to time.”

(b)                                 Sections 11.2 and 11.4 of the Credit Agreement are hereby amended by deleting each reference to “GE Canada” and replacing same with “CIBC”.

6.                                       Acquisition Amendments. Immediately upon the occurrence of the Clean Harbors Acquisition if consented to under Section 3 hereof, the Credit Agreement is amended as follows:

(a)           Section 1.4(c) of the Credit Agreement is hereby deleted in its entirety and replaced with:

“Repayment. The Borrower promises to repay the Term Loan B on the first day of each calendar month commencing May 1, 2007 and ending November 30, 2009 in equal monthly principal payments of $125,000 (based on amortization of 1% per annum), and commencing December 1, 2009 and ending May 1, 2012 in equal monthly principal payments of $2,400,000 (based on amortization of 20% per annum and a balloon payment at maturity) and on the Term Loan B Period Maturity Date all amounts outstanding under the Term Loan B, together with interest thereon as prescribed in Section 1.7.”

(b)           Section 7.1 is hereby deleted in its entirety and replaced with the following:

“Except as otherwise provided in Section 7.2, no Consolidated Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person. Notwithstanding the foregoing, any Consolidated Party may enter into a Permitted Acquisition to acquire all or substantially all of the assets or Stock of any Person (the “Target”) subject to the consent of all the Lenders in their sole discretion.”

(c)           The following is hereby added after Section 7.2(c) of the Credit Agreement as Section 7.2(d):

“all of the Lenders is their sole discretion consent to such amalgamation, merger, consolidation or transfer.”

(d)           The following is hereby added after Section 7.3(c) of the Credit Agreement as Section 7.3(d):

“such Person is a Consolidated Party.”

(e)                                  Section 7.5(a) of the Credit Agreement is hereby amended by adding the phrase “Without the consent of all of the Lenders in their sole discretion,” to the beginning of such section.

(f)            Section 7.13 of the Credit Agreement is hereby amended by deleting part (d) thereof.

(g)           The following is hereby added after Section 10.1(n) of the Credit Agreement as Section 10.1(o):

“(o)         Cross Default; Clean Harbors. If as a result of any circumstance or event, including the completion of the Clean Harbors Acquisition, Clean Harbors or any of its Subsidiaries defaults (which includes the occurrence of an event or circumstance which with the passage of time or giving of notice, or both, would constitute a default) in any of its obligations under or with respect to any material agreement to which Clean Harbors or any of its Subsidiaries is a party, including under Clean Harbors Outstanding Indebtedness, and in respect of which any Person is entitled to exercise any rights or remedies against Clean Harbors (including any of its or its Subsidiaries’ property) and which such Person is exercising, including the acceleration of the Indebtedness under Clean Harbors Outstanding Indebtedness, provided that the value of such rights or remedies exceeds, in the aggregate, $25,000,000.”

(h)                                 The definition “Change of Control” in Annex “A” of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Change of Control” means if, after the Closing Date, any Person, (a) other than another Credit Party, acquires, directly or indirectly, any capital stock of a Credit Party, or (b) acquires, directly or indirectly, any trust units of a trust of a Credit Party.”

(i)                                     The definition “Employee Unit Plan Guarantees” in Annex “A” of the Credit Agreement is hereby amended by adding the phrase “before July 31, 2009” after the phrase “in respect of loan obligations incurred”.

(j)                                     The definition “Interest Payment Date” in Annex “A” of the Credit Agreement is hereby amended by deleting the phrase “(i) for interest calculated based on Canadian Prime Rate, the last day of each Fiscal Month” and replacing same with “(i) for interest calculated based on Canadian Prime Rate, the first day of each Fiscal Month”.

(k)                                  The definition “Permitted Distribution” in Annex “A” of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Permitted Distribution” means (a) any distribution or payment which the Borrower is permitted to make pursuant to the terms of the Agreement, and (b) any interest “paid in kind” through additional principal amounts being added to the indebtedness on the Debenture Repurchase Facility.”

(l)                                   The definition “Subordinated Debt” in Annex “A” of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Subordinated Debt” means (i) such Indebtedness of any Credit Party that is subordinated to the Loan pursuant to a subordination and postponement agreement or otherwise on terms acceptable to Agent in its sole discretion; and (ii) Indebtedness of any Credit Party pursuant to the Debenture Repurchase Facility; and (iii) except for purposes of determining “Net Worth” and “Unfinanced Capital Expenditures”, the Employee Unit Plan Guarantees.”

(m)                             The following definitions are hereby added to Annex “A” of the Credit Agreement in the appropriate alphabetical order:

“Clean Harbors” means Clean Harbors, Inc., a corporation existing under the laws of the State of Massachusetts and its Subsidiaries (except the Consolidated Parties).

“Clean Harbors Acquisition” means the acquisition by a direct or an indirect subsidiary of Clean Harbors of all of the issued and outstanding common shares of the Corporation; all by way of an arrangement under Section 193 of the Business Corporation Act (Alberta) as described in the Corporation’s Notice of Annual and Special Meeting and Management Information Circular dated June 15, 2009 and the subsequent amalgamation of the Corporation with such direct or indirect subsidiary provided that immediately prior to such amalgamation such direct or indirect subsidiary has no material assets or liabilities except for the Debenture Repayment Facility and shares of the Corporation.

“Clean Harbors Outstanding Indebtedness” means all outstanding indebtedness of Clean Harbors, including: (i) the U.S. $23,032,000 principal amount of 11.25% senior secured notes due July 15, 2012; (ii) the U.S. $70,000,000 revolving credit facility; (iii) the U.S. $50,000,000 synthetic letter of credit facility; and (iv) the U.S. $30,000,000 term loan due December 1, 2010.

“Debentures” means the 7.00% convertible unsecured subordinated debentures due June 30, 2011 originally issued by Eveready Income Fund and assumed by the Corporation.

“Debenture Repurchase Facility” means the loan facility made available to the Borrower by Clean Harbors to retire the existing Indebtedness under the Debentures and to redeem and cancel the Deferred Shares.

“Deferred Shares” means the Corporation’s outstanding deferred shares.

(n)           The following definitions are hereby deleted from Annex “A” of the Credit Agreement:

“Acquisition Pro Forma” has the meaning ascribed to it in Section 7.1(a)(ix)(A).

“Acquisition Projections” has the meaning ascribed to it in Section 7.1(a)(ix)(B).

7.                                       Deliveries by Borrower. Borrower shall deliver, or cause to be delivered, to the Agent, on behalf of the Lenders, and this Second Amending Agreement is only effective upon the receipt thereof by the Agent on behalf of the Lenders:

(a)           an executed copy of this Second Amending Agreement;

(b)                                 an executed copy of the assignment agreement dated the date hereof between the Agent and the CIBC with respect to any security granted by a Credit Party to the Agent;

(c)                                  a recent certificate of status from the Registrar for the Province of Alberta in respect of Borrower and each of the corporate Credit Parties;

(d)                                 an officer’s certificate from Borrower, in respect of itself and each of the Credit Parties, in form satisfactory to the Lenders, acting reasonably;

(e)                                  an opinion of Borrower’s Counsel in respect of Borrower and each of the Credit Parties, in form satisfactory to the Lenders, in form and substance reasonably satisfactory to Agent and its counsel and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to the Lenders or to include in such opinion an express statement to the effect that the Lenders are authorized to rely on such opinion as though they were addressees;

(f)                                    for each Credit Party, such Person’s constating documents and all amendments thereto, to the extent that such have been amended since December 31, 2008;

(g)                                 for each Credit Party, (a) such Person’s bylaws, together with all amendments thereto, to the extent that such have been amended since December 31, 2008, and (b) resolutions of such Person’s board of directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified by an officer of such Person as being in full force and effect without any modification or amendment;

(h)                                 such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request; and

(i)                                     the payment of all fees and expenses which are payable by the Borrower to the Agent, on its own behalf and on behalf of the Lenders, including a work fee of $20,000 to each Lender (except any Non-Consenting Lenders).

8.                                       Representations and Warranties. As of the date hereof, each Credit Party represents and warrants that after giving effect to the amendments contained herein:

(a)                                  Borrower agrees with and confirms to the Agent and the Lenders that as of the Second Amendment Date (and after giving effect to this Second Amending

Agreement and the amendments set forth herein) each of the representations and warranties listed in Section 4 of the Credit Agreement, as amended by this Second Amending Agreement, is true and accurate in all material respects; and

(b)           there is no Default or Event of Default which has occurred and is continuing.

9.                                       Eveready Income Fund. The parties hereto acknowledge that the trustees of Eveready Income Fund are entering into this Second Amending Agreement solely in their capacity as trustees on behalf of Eveready Income Fund and the obligations of Eveready Income Fund hereunder shall not be personally binding upon the trustees of Eveready Income Fund and that any recourse against Eveready Income Fund or the trustees of Eveready Income Fund in any manner in respect of any indebtedness, obligation or liability of Eveready Income Fund arising hereunder or arising in connection herewith or from the matters to which the Second Amending Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the assets of Eveready Income Fund.

10.                                 Eveready Income Trust. The parties hereto acknowledge that the trustees of Eveready Income Trust are entering into this Second Amending Agreement solely in their capacity as trustees on behalf of Eveready Income Trust and the obligations of Eveready Income Trust hereunder shall not be personally binding upon the trustees of Eveready Income Trust and that any recourse against Eveready Income Trust or the trustees of Eveready Income Trust in any manner in respect of any indebtedness, obligation or liability of Eveready Income Trust arising hereunder or arising in connection herewith or from the matters to which this Second Amending Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the assets of Eveready Income Trust.

11.                                 Limited Partnerships.  It is hereby acknowledged by all parties hereto that all of the parties to this Second Amending Agreement that are limited partnerships are limited partnerships formed under the Partnership Act (Alberta), a limited partner (if not a general partner) of which is only liable for any of its liabilities or any of its losses to the extent of the amount that he or she has contributed or agreed to contribute to its capital and his or her pro rata share of any undistributed income.

12.                                 Continuing Effect.  Each of the Parties acknowledges and agrees that the Credit Agreement, as amended by this Second Amending Agreement, and all other Loan Documents, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be affected or prejudiced in any manner except as specifically provided herein.

13.                                 Further Assurance. Borrower will from time to time forthwith at the Agent’s request and at Borrower’s own cost and expense, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Agent and as are consistent with the intention of the parties as evidence herein, with respect to all matters arising under this Second Amending Agreement.

14.                                 Expenses.  Borrower will be liable for all expenses of the Agent and the Lenders, including, without limitation, reasonable legal fees (on a solicitor and his own client basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Credit Facilities, the Credit Agreement and this Second Amending Agreement (whether or not consummated) by the Lenders.

15.                                 Counterparts. This Second Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party may execute this Second Amending Agreement by signing any counterpart.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Second Amending Agreement to be duly executed by their respective authorized officers as of the Second Amendment Date.

EVEREADY ENERGY SERVICES CORP., as Borrower

By:	“Jason Vandenberg”
Name:	Jason Vandenberg
Title:	Chief Financial Officer

BANK OF MONTREAL, as Lender

By:	“Curtis Mckenzie”
Name:	Curtis McKenzie
Title:	Director

BANK OF MONTREAL, as Lender

By:	“Brent Rombough”
Name:	Brent Rombough
Title:	Senior Account Manager

2

THE BANK OF NOVA SCOTIA, as Lender

By:	“Dave Forbes”
Name:	Dave Forbes
Title:	Director, Credit Solutions

CANADIAN WESTERN BANK, as Lender

By:	“Blair Zahara”
Name:	Blair Zahara
Title:	Assistant Vice President, Commercial Banking

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:	“Brent Agerbak”
Name:	Brent Agerbak
Title:	Authorized Signatory

2

THE TORONTO-DOMINION BANK, as Lender

By:	“Joe Seidel”
Name:	Joe Seidel
Title:	Associate Vice President, Commercial National Accounts

THE TORONTO-DOMINION BANK, as Lender

By:	“Timothy Eaton”
Name:	Timothy Eaton
Title:	Analyst, Commercial National Acounts

WELLS FARGO FINANCIAL CORPORATION CANADA, as Lender

By:	“Paul D. Young”
Name:	Paul D. Young
Title:	Vice President

EVEREADY INCOME FUND, by its Administrator, EVEREADY HOLDINGS GP LTD.		RIVER VALLEY ENERGY SERVICES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY INCOME TRUST by its Trustees		EVEREADY HOLDINGS LIMITED PARTNERSHIP, by its General Partner, EVEREADY HOLDINGS GP LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION OPERATING LIMITED PARTNERSHIP, by its General Partner, JL FILTRATION INC.		EVEREADY OPERATING LIMITED PARTNERSHIP, by its General Partner EVEREADY ENERGY SERVICES CORP.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

RIVER VALLEY OPERATING LIMITED PARTNERSHIP, by its General Partner, RIVER VALLEY ENERGY SERVICES LTD.		EVEREADY INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

2

EVEREADY ENERGY WESTERN LTD.		MOBILE INDUSTRIAL HEALTH SERVICES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION INC.		TRI-VAX ENTERPRISES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY ENERGY SERVICES, INC.		WINTERHAWK ENTERPRISES (PROVOST) LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY ENERGY SERVICES CORP.		EVEREADY DIRECTIONAL BORING LP, by its General Partner, EVEREADY DIRECTIONAL BORING LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ASTEC SAFETY SERVICES LTD.		SAFETY WATCH, LLC

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

3

CAT-TECH OPERATING LIMITED PARTNERSHIP, by its General Partner, CAT TECH CANADA LTD.		GREAT LAKES CARBON TREATMENT, INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CAT TECH, LLC		AIRBORNE IMAGING INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CAT TECH CANADA LTD.		EVEREADY HOLDINGS (USA) INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY HOLDINGS GP LTD.		EVEREADY DIRECTIONAL BORING LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BREATHING SYSTEMS INTERNATIONAL, LLC		RIVER VALLEY ENERGY SERVICES INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DENMAN INDUSTRIAL OPERATING LIMITED PARTNERSHIP, by its general partner DENMAN INDUSTRIAL TRAILERS LTD.		DENMAN INDUSTRIAL TRAILERS LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

2